Exhibit 99.1

             iMERGENT Announces Record Revenues For Fiscal Year 2003

*        Annual Revenues Grow 43% to $53,225,083
*        Annual Earnings Grow 129% to $5,034,072
*        Fourth Quarter Revenues Increase 42% to $15,566,095
*        Record Annual Per Share Earnings of $0.44

Orem, Utah, September 16, 2003 - iMERGENT, Inc. (OTC.BB: IMGG) announced today its results for the three and 12 month periods ended June 30, 2003.

The total revenues for the quarter ended June 30, 2003, our fourth quarter of the fiscal year ended June 30, 2003, increased to $15,566,095 from $10,964,365 in the quarter ended June 30, 2002, an increase of 42%.

Net income for the fiscal quarter ended June 30, 2003 was $1,613,642 or $0.14 a fully diluted share in earnings (post reverse stock split) representing 11,943,142 shares as compared to net loss of $328,188 or $0.04 a diluted share (post reverse stock split) representing 9,035,396 shares for the comparable quarter of the prior fiscal year.

The total revenues for the 12-month period ended June 30, 2003, increased to $53,225,083 from $37,350,850 in the comparable period of the prior fiscal year, an increase of 43%. The company noted that the results for the 12-month period ended June 30, 2003 included less than $110,000 of net deferred revenue, while the comparable period of the prior fiscal year included more than $5.3 million of net deferred revenue.

Net income for the 12-month period ended June 30, 2003 was $5,034,072 or $0.44 a diluted share in earnings (post reverse stock split) based on 11,552,621 shares (post reverse stock split) as compared to earnings of $2,198,769 for the year ended June 30, 2002, or $.37 a diluted share, based on 5,878,404 shares (post reverse stock split).

Commented iMergent Chairman and CEO Donald Danks, "This has been a year of achievement for our company. Not only are we pleased with the fourth quarter and our 12 month results, we are also pleased at the solid business operation that we have built over the past year that can provide the foundation for future revenue and earnings growth. We are growing rapidly, generating profits, and generating cash. We continue to improve our business model, and we are looking forward to leveraging our large domestic customer base and to expanding internationally. The entire iMergent team deserves recognition for an extraordinary effort in creating a successful, growing, and profitable company."

Said iMergent President, Brandon Lewis, "Through the work of all at our company, we have the focus and discipline to continue to deliver on the results we are reporting today. We serve a very large and fragmented market and intend to continue with the strong growth momentum we've established over the past year."

                            FINANCIAL TABLES FOLLOW

About Imergent, Inc.

Imergent is a leading technology and training company delivering eServices to small business and entrepreneurs. Imergent provides eServices to over 100,000 customers annually. Imergent enables companies of all sizes to extend their business to the Internet quickly, effectively-with minimal investment. Imergent develops, hosts, licenses, and supports a wide range of Internet applications. Imergent (www.Imergentinc.com) is located at 754 Technology Ave., Orem, UT 84097.

Statements  made  in this  press  release  that  are not  historical  in  nature constitute forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995." Such statements are based on the current expectations and beliefs of the management of Imergent and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of factors that affect Imergent's operating results, please refer to its SEC reports including its most recent Form 10-K and Form 10-Q.




                         IMERGENT, INC. AND SUBSIDIARIES
             Condensed Consolidated Statements of Operations for the
        Three Months and the Twelve Months Ended June 30, 2003 and 2002

                                                               Unaudited
                                                           Three Months Ended                            Twelve Months Ended
                                            --------------------------------------------    ----------------------------------------
                                                  June 30,               June 30,                June 30,           June 30,
                                                    2003                   2002                    2003               2002
                                            ---------------------   --------------------    --------------------  ------------------



Revenue                                             $ 15,566,095         $ 10,964,365            $ 53,225,083       $ 37,350,850

Cost of revenue                                        2,879,945            1,874,238               9,784,368          5,531,757
Cost of revenue - related party                          277,739              273,113               1,118,002            994,043
                                            ---------------------   ------------------    --------------------  -----------------
  Total cost of revenue                                3,157,684            2,147,351              10,902,370          6,525,800

                                            ---------------------   ------------------    --------------------  -----------------

  Gross profit                                        12,408,411            8,817,014              42,322,713         30,825,050

Operating Expenses
Product development                                            0              (35,799)                      -             51,805
Selling and marketing                                  5,358,653            4,412,927              18,214,488         13,540,587
Selling and marketing - related party                    172,126              126,592                 521,806            479,984
General and administrative                             1,498,238            1,090,473               4,743,068          5,691,434
Depreciation and amortization                             38,311              222,188                 338,285            668,730
Bad debt expense                                       4,439,677            3,419,086              14,255,877          6,675,238
                                            ---------------------   ------------------    --------------------  -----------------
  Total operating expenses                            11,507,004            9,235,467              38,073,524         27,107,778
                                                                                                            -
Income from operations                                   901,407             (418,453)              4,249,189          3,717,272

Other income                                               9,366               (9,101)                 12,358             41,813
Interest income                                          263,722              124,409                 813,136            390,371
Interest expense                                         (11,128)             (25,044)                (40,611)        (1,950,687)
                                            ---------------------   ------------------    --------------------  -----------------
  Total other income (expense)                           261,960               90,264                 784,883         (1,518,503)

                                            ---------------------   ------------------    --------------------  -----------------
Income before income taxes                             1,163,367             (328,188)              5,034,072          2,198,769

Provision for (income taxes)                             450,275                    0                       -                  -

                                            ---------------------   ------------------    --------------------  -----------------
Net income                                           $ 1,613,642           $ (328,188)            $ 5,034,072        $ 2,198,769
                                            =====================   ==================    ====================  =================

Basic earnings per share:                                 $ 0.15              $ (0.04)                 $ 0.46             $ 0.37

Diluted earnings per share:                               $ 0.14              $ (0.04)                 $ 0.44             $ 0.37

Weighted average shares outstanding:
    Basic                                             11,043,340            9,035,396              11,019,094          5,873,654
    Diluted                                           11,943,142            9,035,396              11,552,621          5,878,404

Note: The provision for income taxes adds to profit because it is a reversal of the YTD accrual as of 3-30-03



                                 IMERGENT, INC. AND SUBSIDIARIES
                                   Consolidated Balance Sheets
                                     June 30, 2003 and 2002
                                                                                                   2003                 2002
                                                                                            ------------------   ------------------

Assets

Current assets
Cash                                                                                              $ 2,319,618            $ 519,748
Trade receivables, net of allowance for doubtful accounts of $4,471,667 at
   June 30, 2003 and $1,918,673 at June 30, 2002.                                                   4,965,769            2,247,129
Inventories                                                                                            34,194               23,416
Prepaid expenses                                                                                      646,907              607,857
Credit card reserves, net of allowance for doubtful accounts of $319,812 at
  June 30, 2003 and $137,370 at June 30, 2002.                                                        450,200            1,022,701
                                                                                            ------------------   ------------------
  Total current assets                                                                              8,416,688            4,420,851

Property and equipment, net                                                                           200,174              409,460
Goodwill, net                                                                                         455,177              455,177
Trade receivables, net of allowance for doubtful accounts of $2,131,593 at
  June 30, 2003 and $1,357,938 at June 30, 2002.                                                    2,254,969            1,673,740
Other assets, net of allowance for doubtful accounts of $0 at June 30, 2003
   and $0 at June 30, 2002.                                                                           103,460              417,384
                                                                                            ------------------   ------------------
  Total Assets                                                                                   $ 11,430,468          $ 7,376,612
                                                                                            ==================   ==================

Liabilities and Stockholders' Equity

Current liabilities

Accounts payable                                                                                  $ 1,322,035          $ 1,215,400
Accounts payable - related party                                                                      114,925              111,702
Bank overdraft                                                                                         14,685              150,336
Accrued wages and benefits                                                                            396,935              681,472
Past due payroll taxes                                                                                      -               26,797
Accrued liabilities                                                                                   204,137              548,016
Current portion of capital lease obligations                                                           26,536               80,938
Current portion of notes payable                                                                      121,206              160,671
Other current liabilities                                                                              35,840              450,523
Deferred revenue                                                                                      653,463              705,558
                                                                                            ------------------   ------------------
  Total current liabilities                                                                         2,889,762            4,131,413

Capital lease obligations, net of current portion                                                       1,802               27,906
Notes payable, net of current portion                                                                 435,857              393,560
                                                                                            ------------------   ------------------
  Total liabilities                                                                                 3,327,421            4,552,879
                                                                                            ------------------   ------------------

Commitments and contingencies

Minority interest                                                                                           -              355,159
                                                                                            ------------------   ------------------

Stockholders' Equity
Capital stock, par value $.001 per share
  Preferred stock - authorized 5,000,000 shares; none issued
  Common stock - authorized 100,000,000 shares; issued and outstanding
    11,062,290 and 10,995,774 shares, at June 30, 2003 and June 30, 2002, respectively                 11,063               10,996
  Additional paid-in capital                                                                       72,605,749           72,017,928
  Deferred compensation                                                                               (22,474)             (34,987)
  Accumulated other comprehensive loss                                                                 (4,902)              (4,902)
  Accumulated deficit                                                                             (64,486,389)         (69,520,461)
                                                                                            ------------------   ------------------
    Total stockholders' equity                                                                      8,103,047            2,468,574
                                                                                            ------------------   ------------------

Total Liabilities and Stockholders' Equity                                                       $ 11,430,468          $ 7,376,612
                                                                                            ==================   ==================

                         See Notes to Consolidated Financial Statements